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H. J. Heinz Company

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     The following press release was issued by H. J. Heinz Company:

        “The Good Food Company”
 FOR RELEASE UPON RECEIPT

Heinz Annual Report to Shareholders Showcases
Company’s Commitment to Food Innovation
100 new products to be launched this year

PITTSBURGH, June 30, 2006 – H.J. Heinz Company (NYSE: HNZ) said today it has issued its Annual Report to Shareholders titled “Growth Through Innovation,” featuring the Heinz Global Innovation and Quality Center located outside Pittsburgh.

“This year’s report is dedicated to the talented men and women at the Heinz Innovation and Quality Center and our other global development centers who are carrying on Heinz’s unparalleled ‘Pure Food’ legacy,” said Heinz Chairman, President and Chief Executive Officer William R. Johnson.

Today’s Heinz has a sharp focus on its powerful leading brands in three food categories where it adds the most value for consumers: Ketchup & Sauces; Meals & Snacks; and Infant Foods.

Recent new foods to come out of the Innovation Center kitchens include Ore-Ida® chilled mashed and au gratin potatoes and macaroni & cheese, Ore-Ida® Roasted Potatoes, expanded varieties of Classico® sauce, including new organic varieties; inventive new “to-go” packaging for the Delimex® and Bagel Bites® brands in the Heinz® Hot Snacks family of brands; and new varieties of Weight Watchers® Smart Ones® meals for breakfast, lunch, dinner and snacking occasions; as well as new varieties of soups for the foodservice market, to name only a few.

Heinz’s commitment to innovation and attentiveness to trends in health and wellness are generating growth in its flagship ketchup category. New varieties such as Organic, Reduced Sugar, No Salt and Hot and Spicy Ketchup Kick’rs®, together with novel packaging, have helped increase ketchup sales in the U.S. at a compound annual rate of 7 percent over the past three years. Similar efforts are producing record market shares in ketchup in several markets across the globe.

Heinz is changing the game in the category yet again this summer with another important packaging innovation, the Fridge Door Fit™ bottle – the most convenient large-size bottle of Heinz® Ketchup ever.

This year’s Annual Report highlights a sampling of the individuals who are producing the sustainable top-line growth at the heart of Heinz’s “Focus on the Core” strategy of the past four years.

The power of innovation begins with our people. Much of Heinz’s new product momentum follows from increased collaboration among cross-functional teams that combine strengthened market research with increased culinary expertise. Data-driven processes consult consumers at

H.J. Heinz Company, P.O. Box 57, Pittsburgh 15230-0057

each stage of product development from ‘ideation’ to launch, resulting in new product success rates in the U.S. business that have increased from 58 percent in 2000, to 87 percent in 2004, the latest year for which trailing two-year data is available.

Heinz plans to continue to increase research and development spending in each of the next two years, and increase marketing and advertising support by 19 percent in Fiscal 2007.

The new Innovation Center is home to more than 100 chefs, food technologists, nutritionists, packaging engineers and quality assurance specialists in a state-of-the-art facility. Features include test kitchens and tasting rooms with two-way mirrors for consumer observation by marketing and research professionals; an efficient new pilot plant that enables rapid factory prototyping from small test batches; and a packaging development lab that includes a vibration and drop simulator to evaluate how new packaging concepts will hold up during shipping and handling.

The report can be viewed on the Heinz home page at www.heinz.com. Those interested in learning more about Heinz’s aggressive, but realistic plan for increasing shareholder value over the next two years, can visit www.heinzsuperiorvalue.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions,
  competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier relationships,
  currency valuations and interest rate fluctuations,
  change in credit ratings,
  the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements, the ability to successfully complete cost reduction programs, the results of shareholder proposals,

  sales, earnings, and volume growth,
  general economic, political, and industry conditions,
  competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier relationships,
  currency valuations and interest rate fluctuations,
  change in credit ratings,
  the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements, the ability to successfully complete cost reduction programs, the results of shareholder proposals,

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

On June 15, 2006, Heinz filed a preliminary proxy statement in connection with its 2006 annual meeting of shareholders. Prior to the annual meeting, Heinz will furnish a definitive proxy statement to its shareholders, together with a WHITE proxy card. Heinz shareholders are strongly advised to read Heinz’s proxy statement as it contains important information. Shareholders may obtain Heinz’s preliminary proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement will also be available for free at Heinz’s Internet website at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of Heinz’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz’s shareholders is available in Heinz’s preliminary proxy statement filed with the Securities and Exchange Commission on June 15, 2006.

ABOUT HEINZ: H.J. Heinz Company, offering "Good Food, Every Day(TM)," is one of the world's leading marketers and producers of branded foods in ketchup and condiments; meals & snacks; and infant foods. Heinz delights consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), HP(R) and Lea & Perrins(R), Ore-Ida(R) french fries and roasted potatoes, Boston Market(R) and Smart Ones(R) meals, and Plasmon(R) baby food. Heinz has leading brands in six core developed geographies and five developing geographies. Information on Heinz is available at www.heinz.com/news.

Media:

Ted Smyth:	412-456-5780
Michael Mullen:	412-456-5751 or Michael.mullen@us.hjheinz.com

Investors:

Jack Runkel:	412-456-6034